CONSULTING AGREEMENT


AGREEMENT made this 13th day of April, 1998, by and between UNITED INFORMATION SYSTEMS, INC., a Delaware corporation ("UISI"), and PREFERRED SECURITIES GROUP, INC. ("PSC").

NOW, THEREFORE, in consideration of the premises and the obligations undertaken by the parties pursuant hereto, the parties agree:

                                  I. RECITALS

         1.1 UISI. UISI is engaged in the manufacture and sale of computers and related products in Brazil.

         1.2 PSC. PSC is a broker-dealer registered with the Securities and Exchange Commission ("SEC") and a member of the National Association of Securities Dealers ("NASD"). PSC also provides consulting services including rendering advice on matters related to corporate finance and other matters.

                      II. RETENTION, SERVICES AND DUTIES

         2.1 Retention. UISI hereby retains PSC on a non-exclusive basis and PSC hereby accepts agrees to provide consulting services to UISI on corporate finance and other financial matters, subject to all the provisions hereof.

         2.2 Duties. During the term of this agreement, PSC shall provide UISI with such regular and customary consulting services as are reasonably requested by UISI, provided that PSC shall not be required to undertake duties not reasonably within the scope of consulting services in which it is engaged generally. PSC's duties may include, but will not necessarily be limited to the following consulting services:

                  2.2.1 Disseminating permissible information about UISI to the investment community at large.

                  2.2.2 Rendering advice and assistance in connection with the preparation of annual and interim reports and press releases.

                  2.2.3 Attempting to assist in UISI's financial public relations.

                  2.2.4 Attempting to assist in, on behalf of UISI, at appropriate times, meetings with securities analysts or various investment banking firms.

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                           2.2.4.1       Providing advice and analysis with
                                         respect to trading in UISI's
                                         securities and other market
                                         conditions generally.

         2.3 Confidentiality. PSC will use its best efforts not to disclose or otherwise use in an authorized manner confidential business and documents of UISI without the express written consent of UISI while this Agreement is in effect or after this Agreement is terminated.

                               III. COMPENSATION

         3.1 Consulting Fee. PSC will be entitled to receive a consulting fee of $120,000 per annum, to be paid $10,000 on the 1st of each month for 12 months.

         3.2. Warrants. Concurrently with signing of this agreement, PSC shall irrevocably receive two-year warrants ("warrants") to purchase 225,000 shares of Common Stock Exercisable on the date of vesting (see 3.2.2) with exercise prices at $6.50 per share.

                  3.2.1 The warrants and the shares of Common Stock underlying all of the warrants shall be registered in the next registration statement to be filed by UISI, which UISI represents will be filed within the next 30 days and UISI will use its best efforts to have the registration statement declared effective as promptly as possible. It will be considered a breach of this agreement if the registration statement is not filed within 3 months of the date of this agreement. PSC will supply to UISI a form of warrant. All of such warrants, at the option of PSC, shall be exercisable on a "net exercise basis."

                  3.2.2 Vesting of Warrants. PSC will vest one-tenth (1/10th) of the 225,000 warrants per month for 10 months beginning 90 days from the signing of this agreement. PSC will therefore be entitled to receive 22,500 warrants per month for 10 months.

                             IV. TERM OF AGREEMENT

         4.1 Term. This agreement will terminate on the first anniversary of the date of this agreement, unless terminated by either party as hereinafter provided.

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         4.2 Termination by UIS. UISI shall have the right upon sixty (60)
         days prior written notice to terminate this Agreement if PSC shall apply for or consent to the appointment of a receiver, trustee, or liquidator of all or part of its assets, file a voluntary petition in bankruptcy, admit in writing its inability to pay its debts as they become due, make a general assignment for the benefit of creditors, or file a petition or an answer seeking reorganization or an arrangement with creditors; or if any order, judgment, or decree shall be entered by a court of competent jurisdiction adjudicating PSC as bankrupt or insolvent, or approving a petition seeking reorganization, or appointing a receiver, trustee or liquidator of PSC or of a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty
         (60) consecutive days.

         4.3 Termination by PSC. PSC shall have the right upon ninety (90) days prior written notice to terminate this Agreement.

         4.4 Termination By Either Party. In addition, and without prejudice to any other rights it may have to terminate this Agreement or to seek other available remedies for breach of contract, either party shall have the right at anytime, by giving written notice to the other party, to terminate this Agreement upon a date specified therein, which shall not be less than thirty (30) days from the date notice is given, upon the occurrence of any of the following events of default:

                  4.1.1 If the other party shall fail to make any payment which it is obligated to make pursuant to the terms of this Agreement and such failure shall continue for a period of thirty (30) days after notice thereof to the defaulting party.

                  4.4.2 If the party shall fail to keep, observe or perform any material covenant, agreement, term or provision of this Agreement, other than an obligation to pay money, to be kept, observed or performed by such party, and such failure shall continue for a period of thirty (30) days after written notice thereof to the defaulting party.

         4.5 Payment Upon Termination. If this Agreement is terminated by either party, the current and accrued consulting fee due PSC pursuant to Section 3.1 shall be paid to PSC by UISI within ten (10) days of such termination.

                               V. MISCELLANEOUS

         5.1 Indemnification. PSC will have no liability whatever for damages suffered by any person or entity on account of the dishonesty, willful misconduct or negligence of any employee of UISI. UISI agrees to indemnify PSC and hold it harmless from any and all liability, including reasonable attorney's fees, caused by or resulting from the negligent or intentional acts or omissions of UISI, or any officer, director, or employee thereof, or of any employee or agent of UIS.

         5.2 Indemnification by PSC. PSC shall be liable to UISI for, and agrees to indemnify and hold it harmless from, and all liability, including reasonable attorney's fees,

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caused by or resulting from the willful negligent or intentional acts or omissions of any officer, director, partner or employee of PSC.

         5.3 Successors. All the provisions herein contained shall be binding upon and inure to the benefit of the successors (including resulting corporations in a merger, consolidation or other reorganization) and assigns of PSC and UISI to the same extent as if each such successor and assign where in each case named as a party to this Agreement.

         5.4 Restriction on Assignment. Neither party hereto may assign its interest in or delegate the performance of its obligation under this Agreement to any person without obtaining the prior written consent of the other party.

         5.5 Rights Cumulative; No Waiver. No right or remedy herein conferred upon or reserved to either of the parties hereto is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right and remedy given hereunder, or now and hereafter legally existing upon the occurrence of an event of default hereunder. The failure to either party to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement, shall not impair any such right or remedy, or be construed as a waiver or relinquishment thereof with respect to subsequent defaults. Every right and remedy given by this Agreement to the parties hereto may be exercised from time to time and as often as may be deemed expedient by the parties, as the case may be.

         5.6 Headings. The headings to the various sections of this Agreement have been inserted for convenience of reference only and shall not modify, define, limit or expand the express provisions of this Agreement.

         5.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and each counterpart shall together constitute but one and the same agreement.

         5.8 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if by hand delivered, upon receipt thereof, or if mailed by certified or registered mail, postage prepared, three (3) days following deposit in the U.S. Mail and, in any event, to be addressed as follows:

                  If to PSC:
                  C/O Victor Lessinger
                  Preferred Securities Group, Inc.
                  5301 N. Federal Highway
                  Suite 150
                  Boca Raton, Florida 33487

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                  If to UISI:
                  2201 Northwest 102nd Place
                  Unit 3
                  Miami, Florida 33172
                  C/O President

Or to such other person and address as the parties may designate in writing.

         5.9 Effect on Invalidity. Should any part of this Agreement, for any reason be declared invalid, such decision shall not effect the validity of any remaining portion, which remaining portion shall remain in full force an effect as if this Agreement had been executed with the invalid portion thereof eliminated.

         5.10 Authorization for Agreement. The execution and performance of this Agreement by UISI and PSC have duly authorized by all necessary resolutions or corporate or partnership action, and this Agreement constitutes a valid and binding obligation of UISI and PSC, enforceable against each of them in accordance with its terms.

         5.11 Notice of Claims. Any party shall immediately give notice of any claim against it to any party from whom it intends to seek indemnity pursuant to Section 5.1 or 5.2 hereof.

         5.12 This agreement supersedes prior contractual agreement signed March 1998.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

UNITED INFORMATION SERVICES, INC.



By:    /s/  William Cuervo                        Date:  4-22, 1998
    -----------------------------------                 ------

Name:      William Cuervo
      ---------------------------------

Title:     CFO
       --------------------------------

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PREFERRED SECURITIES GROUP, INC.


By:_______________________________                Date:  _____________, 1998

Name:_____________________________

Title:____________________________


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